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                                                                   Exhibit 10.16

[CB COMMERCIAL LOGO]                                            PLJ:cjk:11/03/97

ARTICLE ONE: BASIC TERMS

     This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     Section 1.01. Date of Lease: November 24, 1997

     Section 1.02 Landlord (include legal entity): MV 1997, an L.L.C.

Address of Landlord: P.O. Box 1290
                     Seattle, WA 98111-1290

     Section 1.03. Tenant (include legal entity): Humongous Entertainment Inc., a Washington Corporation, a wholly owned subsidiary of GT Interactive Software Corporation

Address of Tenant: 16932 Woodinville-Redmond Road NE, Suite 104
                   Woodinville, WA 98072

     Section 1.04. Property: (include street address, approximate square footage and description)

Monte Villa Office Building             Approximately 65,586 Square Feet
Quadrant Monte Villa, Lot 1
Bothell, WA 98021                       Legal Description - See Exhibit A
                                        attached

     Section 1.05. Lease Term: Ten (10) years -0- months beginning on June 1, 1998 or such other date as specified in this Lease, and ending on May 31, 2008, as adjusted pursuant to the Addendum.

     Section 1.06. Permitted Uses: (See Article Five) General office, software assembly and distribution, and any other lawful purpose.

     Section 1.07. Tenant's Guarantor: (If none, so state) GT Interactive Software Corporation

     Section 1.08. Brokers: (See Article Fourteen) (If none, so state)

Landlord's Broker: Colliers Macaulay Nicholls
Tenant's Broker: CB Commercial Real Estate Group, Inc.

     Section 1.09. Commission Payable to Landlord's Broker: (See Article Fourteen) $ Per Separate Agreement

     Section 1.10. Initial Security Deposit: (See Section 3.03) $84,150.00 (Tenant may provide in the form of a Letter of Credit)

     Section 1.11.  Vehicle Parking Spaces Allocated to Tenant: 258

     Section 1.12. Rent and Other Charges Payable by Tenant:

     (a)

     (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02);
(ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04);
(iv) Maintenance, Repairs and Alterations (See Article Six).

     Section 1.13 Landlord's Share of Profit on Assignment or Sublease: (See
Section 9.05) Fifty percent (50%) of the Profit (the "Landlord's Share").

     Section 1.14. Riders: The following Riders are attached to and made a part of this Lease: (if none, so state)

          see Addendum to Lease
          Exhibit A - Legal Description
          Exhibit B - Site Plan
          Exhibit C - Schedule A

(c) 1998 SOUTHERN CALIFORNIA CHAPTER
    of the Society of Industrial
    and Office Realtors   [lOGO]


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ARTICLE TWO: LEASE TERM

     Section 2.01. Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

     Section 2.02. Delay in Commencement. If Landlord does not deliver possession of the Property to Tenant by August 1, 1998, Tenant may elect to cancel this Lease by giving written notice to Landlord no later than August 10, 1998. If Tenant gives such notice, the Lease shall be cancelled. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

     Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that, as Landlord's sole remedy for such holdover, the Base Rent then in effect shall be increased by fifty percent (50%).

ARTICLE THREE: BASE RENT

     Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

     Section 3.03.  Security Deposit; Increases.

     (a) Upon the commencement of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do such shall be a material default under this Lease. Notwithstanding the foregoing, Tenant may elect to provide Security Deposit in the form of a Letter of Credit.

1998 SOUTHERN CALIFORNIA CHAPTER
     of the Society of Industrial
     and Office Realtors   [LOGO]

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     Section 3.04.  TERMINATION; ADVANCE PAYMENTS. Upon termination of this
Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

     Section 4.01. Additional Rent. All charges payable by Tenant to Landlord other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 4.02. Property Taxes.

     (b) DEFINITION OF "REAL PROPERTY TAX." "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

     (c) JOINT ASSESSMENT. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

     (d) PERSONAL PROPERTY TAXES.

          (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

          (ii) If any of the Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     (e) TENANT'S RIGHT TO CONTEST TAXES. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant's action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a "tax sale" or similar enforcement proceeding.

     Section 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the costs of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

     (a) LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) contain cross-liability endorsements; and (ii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by the Landlord shall not be contributory and shall not provide primary insurance.

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     (b) PROPERTY AND RENTAL INCOME INSURANCE. Such policy shall contain an
Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Five Thousand Dollars ($5,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

     (c) PAYMENT TO PREMIUMS. Subject to Selection 4.07, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement and a copy of the policy showing the rates for the Property, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this
Section 4.04. At least thirty (30) days prior to the expiration of any such policy. Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.


     (d) GENERAL INSURANCE PROVISIONS.


          (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to endeavor to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.


          (ii) if Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.


          (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of B+7 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future at commercially reasonable rates. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease at commercially reasonable rates, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time.



          (iv) Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.



     Section 4.05. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if more than once in any 12-month period during the Lease Term, Landlord does not receive any rent payment within ten
(10) days after receipt of written notice from Landlord that such payment is overdue, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.


     Section 4.06. INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.


ARTICLE FIVE: USE OF PROPERTY

     Section 5.01. PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

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    and Office Realtors   [LOGO]


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     Section 5.02.  MANNER OF USE. Tenant shall not cause or permit the
Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, excluding a Certificate of Occupancy (which shall be obtained by Landlord), required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the particular manner of use by Tenant of the Property, including the Occupational Safety and Health Act.

     Section 5.03. HAZARDOUS MATERIALS. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.


     Section 5.06. LANDLORD'S ACCESS. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior written notice of such entry, except in the case of an emergency. Landlord may place customary "For Lease" signs on the Property commencing six (6) months prior to expiration of the Lease Term, as extended.

     Section 5.07. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.


ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS



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     Section 6.05. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

     (a) Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord, which approval shall not be unreasonably withheld. Upon completion of any such work, Tenant shall provide Landlord with "marked" plans, copies of all construction contracts, and proof of payment for all labor and materials.

     (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

     Section 6.06 CONDITION UPON TERMINATION. Upon the termination of the Lease, tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear and loss from acts of God or other casualty. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) which are unusual for buildings of the type located on the Property or which are difficult to remove prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.


ARTICLE SEVEN: DAMAGE OR DESTRUCTION

     Section 7.01. PARTIAL DAMAGE TO PROPERTY.

     (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property in untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.


     (b) if the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or
(ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies to a maximum of $5,000. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of any such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within thirty (30) days after receiving Landlord's termination notice.

     (c) If the damage to the Property occurs during the last six (6) months of the Lease Term (as extended) and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.


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    and Office Realtors   [LOGO]

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     Section 7.02. SUBSTANTIAL OR TOTAL DESTRUCTION. If the Property is
substantially or totally destroyed by any cause whatsoever (i.e. the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within four (4) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense.

     Section 7.03. TEMPORARY REDUCTION OF RENT. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

     Section 7.04. WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

     If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property, (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

     Section 9.01. LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent.

     Section 9.02. TENANT AFFILIATE. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

     Section 9.03. NO RELEASE OF TENANT. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee.

     Section 9.04. OFFER TO TERMINATE. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

     Section 9.05. LANDLORD'S CONSENT.

     (a) Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord reasonably deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the

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Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee. Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

     (b)  If Tenant assigns or subleases, the following shall apply:

          (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions, legal expenses in an amount not to exceed $5,000 and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

          (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within ninety (90) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

     Section 9.06. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

     Section 10.01. Covenants and Conditions. Time is of the essence in the performance of all covenants and conditions.

     Section 10.02. Defaults. Tenant shall be in material default under this
Lease:

     (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

     (b) If Tenant fails to pay rent or any other charge when due;

     (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

     (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

     (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

     Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

     (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of

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
recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the "prime rate" as announced from time to time by Bank of America, N.A. plus four percent (4%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

     (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

     (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

     Section 10.06. CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

     Section 11.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may reasonably require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

     Section 11.02. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

     Section 11.03. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so within ten (10) days after receipt of written request.

     Section 11.04. ESTOPPEL CERTIFICATES.

     (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.


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
     (b)  If Tenant does not deliver such statement to Landlord within such ten
(10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be stopped from denying the trust of such facts.

ARTICLE TWELVE: LEGAL COSTS

     Section 12.01. LEGAL PROCEEDINGS. If any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

     Section 12.02. LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees (up to a maximum of $1,000) incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent, other than consents required in connection with Tenant's initial buildout of the Property.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

     Section 13.01. NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

     Section 13.02. LANDLORD'S LIABILITY; CERTAIN DUTIES.

     (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

     (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued in completion.

     (c) Notwithstanding any term of provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and any insurance proceeds related thereto, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

     Section 13.03. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13.04. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

     Section 13.05. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.06. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon receipt or refusal. Either party may change its notice address upon written notice to the other party.


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
     Section 13.07. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 13.08. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

     Section 13.09. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

     Section 13.10. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. Within thirty
(30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

     Section 13.11. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     Section 13.12. FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     Section 13.13. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

     Section 13.14. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN: BROKERS

     Section 14.01. BROKER'S FEE. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Landlord's Broker, or the sum stated in
Section 1.09 above for services rendered to Landlord by Landlord's Broker in this transaction. If a Tenant's Broker is named in Section 1.08 above, Landlord's Broker shall pay an appropriate portion of its commission to Tenant's Broker if so provided in any agreement between Landlord's Broker and Tenant's Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's Broker.

     Section 14.03. AGENCY DISCLOSURE; NO OTHER BROKERS.

Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: CB Commercial Real Estate Group, Inc., who represents Tenant and Colliers Macaulay Nicholls, who represents Landlord.

     In the event that CB Commercial represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

ARTICLE FIFTEEN: COMPLIANCE

     The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.


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
     ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.




     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialled all Riders which are attached to or incorporated by reference in this Lease.

                                               "LANDLORD"

Signed on 24 November, 1997        MV 1997, AN L.L.C.
          -----------    --        ---------------------------------
at Bellevue, Washington
   ------------------------        ---------------------------------

                               By: /s/ illegible
                                   ---------------------------------
                              Its: Member
                                   ---------------------------------
                               By:
                                   ---------------------------------
                              Its:
                                   ---------------------------------



                                               "TENANT"

Signed on Nov 24     , 1997        Humongous Entertainment, Inc.
          -----------    --        ---------------------------------
                                   a Washington Corporation
at Woodinville, WA
   ------------------------        ---------------------------------

                               By: /s/ Shelley McDay
                                   ---------------------------------
                              Its: President/CEO
                                   ---------------------------------
                               By:
                                   ---------------------------------
                              Its:
                                   ---------------------------------

     IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

     THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS(R), INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS(R), INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.

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    of the Society of Industrial
    and Office Realtors [Logo]

STATE OF WASHINGTON  )
                     ) SS.
COUNTY OF KING       )

     On this 24th day of November, 1997, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared SHELLEY DAY, to me known to be the person who signed as PRESIDENT & CEO of HUMONGOUS ENTERTAINMENT, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that SHE was duly elected, qualified and acting as said officer of the corporation, that SHE was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.


                                       /s/ Teddi L. Hosman
                                       -------------------------------
                                       (Signature of Notary)

                                       TEDDI L. HOSMAN
                                       ------------------------------
                                       (Print or stamp name of Notary)

                                       NOTARY PUBLIC in and for the State
                                       of Washington, residing at BOTHELL, WA
                                       My appointment expires: 10/9/98


STATE OF WASHINGTON  )
                     ) SS.
COUNTY OF KING       )

     On this 24th day of November, 1997, before me, the undersigned, a Notary Public in and for the state of Washington, duly commissioned and sworn, personally appeared JACK MARTIN, to me known to be the person who signed as MEMBER of M.V. 1997, An L.L.C., the limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument on behalf of the limited liability company.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

[NOTARY SEAL]                           /s/ Susan C. Leitzke
                                        _______________________________________
                                        (Signature of Notary)

                                        Susan C. Leitzke
                                        _______________________________________
                                        (Print or stamp name of Notary)

                                        NOTARY PUBLIC in and for the State
                                        of Washington, residing at Bellevue.
                                        My appointment expires: 08-02-98.

                                   EXHIBIT A

                        (Legal Description of Property)

Lots 1 and 2, Plat of Quadrant Monte Villa Center, according to the Plat thereof recorded in Volume 54 of Plats, pages 165-169, records of Snohomish County, Washington;

EXCEPT the north 166.00 feet of Lot 2 measured at right angles from the north line of said Lot 2.

(Also known as Lot 1A of City of Bothell Lot Line Adjustment No. SPL 0011-96, Snohomish County Recording No. 9611190059.)

                                   EXHIBIT B
                                   Site Plan







                                     [MAP]

                                   EXHIBIT C

                                   SCHEDULE A

1. SPECIFICATION FOR TENANT IMPROVEMENTS

The following is an outline specification regarding the tenant improvements to be built by Landlord, under the Lease and Addendum thereto dated November 24, 1997 between M.V. 1997, An L.L.C. ("Landlord") and Humongous Entertainment, Inc. ("Tenant").

     1.1  BASE BUILDING REQUIREMENTS

          1.1.1. MECHANICAL SYSTEM

          Landlord shall install and distribute a high quality VAV HVAC system with a minimum capacity of one ton of cooling capacity for every 415 RSF. The system shall have the capacity to individually control zones of 800 RSF, and have DDC controls (wired or wireless at Tenant's option). One large passenger elevator (4,500 lb. capacity), and restrooms per current code. The HVAC system will be capable of operating 24 hours per day, seven days per week, so that Tenant may maintain a temperature of 68 to 72 degrees at all times.

          1.1.2. ELECTRICAL SYSTEM

          Landlord shall provide to the Property distributed through step down transformers and to panels on each floor a 2000 Amp, 277/480 3 Phase service and distributed at the perimeter open areas at one duplex per 10 lineal feet. Lighting to be 3 tube, electronic ballast fixtures, deep cell parabolic lenses (one fixture per 80 square feet - open areas) throughout except at Lobby/Reception area and Rest Rooms which shall have recessed can lighting. In addition to the lighting and HVAC requirements, Landlord shall provide electrical outlets as set forth on Exhibit C-1 attached hereto based upon 2 watts per square foot. Further, Landlord shall provide the additional electrical needs of the Tenant's workstations in the amount of 2 watts per square foot. Lessor shall provide conduit with pull string to j:box for voice/data termination by Tenant. Conduit to be sized to accommodate a minimum of 4, 4 pair level five cables.

          1.1.3. LIFE/SAFETY

          Landlord shall be responsible for compliance with all safety code requirements including but not limited to smoke detection, exiting, and ADA requirements as of the occupancy date of the Property.

          1.1.4. MINI BLINDS

          Landlord shall be responsible for providing mini blinds on all exterior windows of the building on all floors.


     1.2  LEVEL OF FINISH STANDARDS

SCHEDULE A
PAGE 2


          1.2.1.    GENERAL OFFICE AND PRIVATE OFFICES

          Landlord shall grant to Tenant an $18.00 per yard allowance for all carpet. This allowance may be credited towards alternate floor covering or other tenant improvements.

          Painted Walls - Interior low sheen acrylic latex paint, applied in two coats. Tenant may choose up to four different colors.

          The Property, including Open Office and Private Offices, to have 2 x 4 Parabolic Fixtures in a 2 x 4 grid, with "second look" tegular tile.

          Doors and Relites - 3'0" x 7'0" solid core premium grade stained wood door with painted metal frames and 1 - 3'0" x 7'0" relites per office. Heavy duty mortise type locksets and latchsets of commercial hardware. A maximum of 75% of the private offices shall have relites.

          1.2.2.    RECEPTION AREA

          Landlord will provide slate for the reception area on the first floor. (300 square feet maximum.)

          6" Slate Base and Painted Walls.

          Painted Gypsum Board Ceiling with recessed fluorescent downlights and wall washers (10 allowed).

          1.2.3.    KITCHEN AND SHOWER AREAS

          In addition to the base building and basic tenant improvements as outlined, Landlord shall provide showers (2 mens - 2 women's), locker room and lockers; floor to be slate in the shower and locker areas. Restrooms - hard surface flooring with 4' wainscoating in tile; wall hung fixtures and P-Lam partitions. Landlord shall rough-in plumbing for dishwasher, refrigerator, ice maker, and provide a $10,000.00 allowance for appliances.

          1.2.4.    GENERAL NOTES

          All interior walls to have sound batt insulation.

          1.2.5.    COFFEE BARS

          Landlord shall provide two coffee bars each with a sink in addition to the sink in the lunch area.

          1.2.6.    CABINETS

          Landlord will provide seventy (70) lineal feet of P-Lam upper and lower cabinets.

                                  EXHIBIT C-1


DESCRIPTION                                                             QUANTITY
Furnish 2x4 Deep Cell Parabolic Lights 3F32                                 778
Install 2x4 Deep Cell Lighting Fixtures                                     778
Install Lighting Fixture Circuit Grid                                       778
Add 3rd 400AMP 120V Tenant Panelboard to Each Floor                           2
Duplex Receptacles (6 outlets per circuit                                   210
Four-Plex Receptacles (3 four-plex per circuit)                             210
Duplex Receptacles (6 outlets per circuit)--Printers                         16
Switches                                                                     60
Dual Switches                                                               120
Dedicated Duplex Receptacles--Computer Room                                   6
Dedicated Four-Plex Receptacles--Break Room                                   8
Dedicated Duplex Receptacles--Copiers                                         4
Electrical Wiring for System Furniture (4 to 6 person workstations)          30
(Plugs to be installed in floor; connections to workstations are
Tenant's cost)
Tele/Data Rough-In Outlets                                                  226
Coffee Bar Requirements (Dedicated Duplex Timer Switch UC
Lighting Miscellaneous)                                                       2
Engineering                                                         3% of above
                                                                    costs
Misc. Taxes & Insurance                                             3% of above
                                                                    costs
Electrical Permit--State                                            1% of above
                                                                    costs
Washington State Sales Tax

                    ADDENDUM TO INDUSTRIAL REAL ESTATE LEASE

     THIS ADDENDUM TO INDUSTRIAL REAL ESTATE LEASE (the "Addendum") is entered into as of November 24, 1997 by and between M.V. 1997, An L.L.C., a Washington limited liability company ("Landlord") and Humongous Entertainment, Inc., a Washington corporation ("Tenant"). This Addendum supplements the terms of the Industrial Real Estate Lease between Landlord and Tenant of even date herewith (the "Lease"). To the extent any terms of this Addendum conflict with any provisions of the Lease, the terms of this Addendum shall control. Terms used in this Addendum and not otherwise defined shall have the meanings given them in the Lease.

     1.   Parking. Section 1.11 of the Lease is amended to add the following:

          "Prior to the Commencement Date, Landlord agrees to use its reasonable efforts to increase the number of vehicle parking spaces in the Property."

     2.   Base Rent. Section 1.12(a) is amended in its entirety as follows:

          "Tenant shall pay Base Rent with respect to the Property as follows:

          Month of Lease
          Term                     Base Rent per Month

          1 through 6              Sixty-Eight Thousand Two Hundred Seventy-Five
                                   Dollars ($68,275)

          7 through 12             Seventy-One Thousand Seven Hundred Fifteen
                                   Dollars ($71,715)

          13 through 60            Seventy-Five Thousand One Hundred Fifty
                                   Dollars ($75,150)

          61 through 120           Eighty-Four Thousand One Hundred Fifty
                                   Dollars ($84,150)"

     3. Delay in Commencement. (a) The following is inserted at the beginning of Section 2.02 of the Lease:

          "Provided that (a) Tenant is prepared, by December 31, 1997, to file its Building Permit Submittal Documents with respect to the tenant improvements to be constructed on the Property with the City of Bothell in order to obtain the required building permits and (b) there is no Tenant Delay (as defined in Section 31 of this Addendum), then for every day after June 25, 1998 that the Property is not available for occupancy by Tenant, Tenant shall receive three (3) days of rent. In the event of a Tenant Delay caused by Tenant's failure to submit the Building Permit Submittal Documents to the City of Bothell by December 31, 1997, (a) if the Property is not available for Tenant's occupancy by June 1, 1998 due solely to such failure by Tenant, rent shall be payable commencing on June 1, 1998 and (b) the June 25, 1998 date set forth in this paragraph shall be extended by one day for each day after December 31, 1997 that the Building Permit Submittal Documents are not submitted to the City of Bothell. If Landlord and Tenant are unable to agree with respect to the cause(s) of delay in Tenant's occupancy of the Property by June 1, 1998, the parties' architects shall determine such cause(s) by mutual agreement. If the parties' architects are unable to reach agreement, the architects shall select a mutually agreeable third architect, whose determination of the cause(s) of such delay shall be final."

The following is inserted at the end of Section 2.02 of the Lease:

          "If Tenant elects to cancel the Lease as set forth in this Section 2.02, Tenant shall be released from all liability under the Lease and shall be entitled to liquidated damages from Landlord in the amount of Five Hundred Thousand Dollars ($500,000)."

     4. Early Occupancy. Section 2.03 of the Lease is amended in its entirety as follows:

          "Section 2.03 EARLY OCCUPANCY. Except as set forth below, if Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Tenant shall be entitled to occupy the Property during the ten (10) business day period immediately preceding the Commencement Date (the "Move-In Period") in order to install furniture, fixtures, equipment and cabling. Tenant shall not be required to pay rent for the Move-In Period. Early occupancy of the Property shall not advance the expiration date of this Lease."

     5. Security Deposit. (a) The second sentence of Section 3.03(a) is replaced with the following:

          "Landlord shall be entitled to apply all or part of the Security Deposit to (a) any rent or other charges due from Tenant remaining unpaid after delivery of notice to Tenant and expiration of the cure period with respect to monetary defaults under the Lease or (b) any other defaults of Tenant remaining uncured after delivery of notice to Tenant and expiration of the applicable cure period."

     (b)  The sixth sentence of Section 3.03(a) is replaced with the following:

          "Landlord shall keep the Security Deposit in a separate interest-bearing account and shall not commingle the Security Deposit with the funds of Landlord or any third parties.

     6. Real Property Taxes. (a) Section 4.02(a) is amended in its entirety as follows:

          "(a) REAL PROPERTY TAXES. Landlord shall pay all property taxes on the Property during the Lease Term. Tenant shall reimburse Landlord for such taxes within fifteen (15) days of receipt by Tenant of written evidence of Landlord's payment thereof."

     (b)  The following is added to Section 4.02(b):

          "With respect to any assessments imposed with respect to the Property during the Lease Term, if provided an option by the assessing authority, Landlord shall elect to spread the payment of such assessments over the maximum allowable time period and Tenant shall be responsible for payment of only those portions of the assessments which are due and payable during the Lease Term."

     7. Insurance. (a) The first sentence of Section 4.04(b) of the Lease is replaced with the following:

          "During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property with coverages in the following amounts: (i) Building -- $5,000,000; (ii) General Liability -- $2,000,000; (iii) Umbrella -- $10,000,000; and (iv) Earthquake --
          $5,400,000; provided, however, that Landlord shall be entitled to increase the insurance coverage from time to time with respect to the building to equal the building's replacement value, as such replacement value is agreed upon by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the replacement value, an MAI appraiser mutually agreed upon by Landlord and Tenant shall determine such replacement value. The cost of such appraisal shall be borne equally by Landlord and Tenant. Landlord shall also be entitled to maintain boiler, machinery and crime insurance in amounts which a reasonably prudent business person would maintain under similar circumstances."

    (b)   Section 4.04(d)(ii) is amended in its entirety as follows:

          "If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may, after providing five (5) business days written notice to Tenant and Tenant's failure to deliver to Landlord within such period a policy, certificate or renewal which complies with this Lease, obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen
          (15) days after receipt of a statement that indicates the cost of such insurance."

    (c) The last sentence of Section 4.04(d)(iv) is replaced with the following:

          "Landlord and Tenant shall each cause its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party."

     8.   Interest on Past Due Obligations.  The first two sentences of Section
4.06 of the Lease are replaced with the following:

          "Any amount owed by Tenant to Landlord which is not paid after delivery of written notice by Landlord to Tenant and prior to expiration of any applicable cure period shall bear interest at a rate equal to the "prime rate" as announced from time to time by Bank of America, N.A. plus four percent (4%) per annum from the due date until paid."

     9. Hazardous Materials. The last three sentences of Section 5.03 of the Lease are replaced with the following:

          "Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought on, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublesses or invitees other than in compliance with all applicable laws and regulations. Landlord represents, warrants and agrees that:

     (a) Landlord has not used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Property (or off-site of the Property that might affect the Property) or transported from the Property, any Hazardous Substance, nor to the best of Landlord's actual knowledge has any Hazardous Substance been used, generated, manufactured produced, stored, released, discharged or disposed of or, under or about the Property (or off-site of the Property that might affect the Property).

     (b) Landlord will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under of about the Property (or off-site of the Property that might affect the Property), or transport to or from the Property, any Hazardous Substance other than in compliance with all applicable laws and regulations.

     (c) To the best of Landlord's actual knowledge no underground storage tanks have been removed from the Property, and no underground storage tanks are located on the Property.


     (d) Landlord shall protect, indemnify, defend and hold harmless Tenant and its directors, officers, employees, agents, parents, subsidiaries, successors and assigns from any loss, damage, cost expense or liability (including reasonable attorneys' fees and costs) directly or indirectly arising out of or attributable to the Landlord's use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance on, under or about the Property (or off-site on property owned or operated by Landlord that affected the Property) or a breach of any representation, warranty, covenant or agreement contained in this Section 5.03 including, without limitation, the costs of any required or necessary repairs, cleanup or detoxification of the Property and the preparation and implementation of any closure, remedial or other required plans.

     Tenant shall protect, indemnify, defend and hold harmless Landlord and its directors, partners, officers, employees, agents, parents, subsidiaries, successors and assigns from any loss, damage, cost, expense or liability (including reasonable attorneys' fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, discharge, disposal or presence of Hazardous Substance on the Property (or off-site of the Property) caused by Tenant and its employees, agents, contractors, licensees and invitees, or a breach of any representation, warranty, covenant or agreement contained in this Section 5.03, including, without limitation, the costs of any required or necessary repairs, cleanup or detoxification of the Property and the preparation and implementation of any closure, remedial or other required plans.

     This Section 5.03. shall survive expiration of this Lease."

10.  Indemnity. Section 5.05 of the Lease is amended in its entirety as follows:

     "Section 5.05. Indemnity.

(a) Tenant shall indemnify and hold harmless Landlord from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arises out of (i) Tenant's use of the Property or (ii) the negligence or willful misconduct of Tenant, its employees, agents, or invitees, or (iii) any breach or default by Tenant in the performance of any obligation on Tenant's part to be performed under this Lease.

This indemnity does not apply (A) to claims, suits, actions or liabilities to the extent they are caused by the negligent acts or omissions or willful misconduct of Landlord, its agents, employees, contractors or invitees, (B) to damage, claims, suits, actions or liabilities waived under Section 4.04(d)(iv), or (C) to the indemnity in Section 5.03.

Tenant shall have the right to assume the defense of any claim subject to this indemnity. Landlord agrees to cooperate fully with Tenant and Tenant's counsel in any matter where Tenant elects to defend, provided Tenant promptly reimburses Landlord for reasonable costs and expenses incurred in connection with its duty to cooperate.

The foregoing indemnity is conditioned upon Landlord providing prompt notice to Tenant of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnity, along with sufficient details that will enable Tenant to make a reasonable investigation of the claim.

When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant (except Tenant's agents, officers, employees or invitees), Tenant's duty to indemnify and defend shall be proportionate to Tenant's allocable share of joint negligence or willful misconduct.

(b) Landlord shall indemnify and hold harmless Tenant from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arises from (i) any activity, work, or thing, done or permitted by Landlord in or about the Property, or (ii) based on any breach or default by Landlord in the performance of any obligation on Landlord's part to be performed under this Lease.

This indemnity does not apply to claims, suits, actions or liabilities (A) to the extent they are caused by the negligent acts or omissions or willful misconduct of Tenant, its agents, employees, contractors or invitees, (B) to damage, claims, suits, actions or liabilities waived under Section 4.04(d)(iv), or (C) to the indemnity in Section 5.03.

Landlord shall have the right to assume the defense of any claim subject to this indemnity with counsel reasonably satisfactory to Tenant. Tenant agrees to cooperate fully with Landlord and Landlord's counsel in any matter where Landlord elects to defend, provided Landlord shall promptly reimburse Tenant for reasonable costs and expenses incurred in connection with its duty to cooperate.

The foregoing indemnity is conditioned upon Tenant providing prompt notice to Landlord of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnity, along with sufficient details that will enable Landlord to make a reasonable investigation of the claim.

          When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord, Landlord's duty to indemnify and defend shall be proportionate to Landlord's allocable share of joint negligence or willful misconduct."

     11. CONDITION OF PROPERTY: MAINTENANCE AND REPAIRS. Sections 6.01, 6.02,
6.03 and 6.04 are amended in their entirety as follows:

          "6.01. REPAIR OF DEFECTS. Landlord, at its sole cost and expense without cost or charge to or contribution by Tenant, shall be responsible for and make all repairs, replacements and perform all maintenance required because of (i) defective design or construction of the improvements on the Property (unless designed and constructed by Tenant), and all equipment and systems associated therewith and/or incorporated therein, or (ii) latent defects in any of the foregoing. Landlord represents and warrants that, on completion of Tenant's Work, all improvements on the Property shall have been built in accordance with and comply with all applicable Laws.

          6.02. TENANT'S MAINTENANCE. Tenant shall keep and maintain Tenant's furniture and fixtures at the Property in good order, condition, and repair, ordinary wear and tear and damage by casualty or Landlord's negligence excepted. Tenant shall also be responsible for obtaining janitorial services with respect to the Property.

          6.03. LANDLORD'S MAINTENANCE. Except for repairs and replacements that Tenant must make under Section 6.02, Landlord shall make all other repairs and replacements to the Property and the improvements thereon. Landlord shall make the repairs and replacements and perform all maintenance necessary to keep the Property and all improvements thereon in good working order and repair. This maintenance and repair shall include without limitation the roof, foundation, exterior walls, interior structural walls, all structural components, utility lines and all systems, such as mechanical, electrical, HVAC, plumbing and sewer. Landlord's work under this Section 6.03 shall be accomplished with the least possible amount of interference with the conduct of Tenant's business and, to the extent practicable, shall be done after normal business hours. As set forth in
     Section 25 hereof, the cost of certain of such repairs and replacements shall be included in Operating Costs. Landlord will indemnify, protect, defend and hold harmless Tenant against all claims, liabilities, damages, costs or causes of action (including attorney fees) arising out of or brought on account of injury to any person or property or loss of life resulting from any failure by Landlord to perform its obligations under this Section 6.03.

          6.04. TIME TO COMPLETE WORK. All work to be performed by either party under this Article shall be completed promptly but in any event within twenty-four (24) hours in any emergency (as defined below) and within twenty (20) days for all other repairs. If the work cannot be completed within twenty-four (24) hours or twenty (20) days, as the case may be, it shall be commenced within the applicable period and prosecuted continuously and diligently thereafter until completion.

           "Emergency" means a situation that (i) threatens the physical well-being of persons within the Property, (ii) materially disrupts the Tenant's use and/or occupancy of the Property or any portion thereof, or (iii) disrupts Tenant's use of parking."

     12. Alterations, Additions, and Improvements. The first and second sentences of Section 6.05 of the Lease are replaced with the following:

           "Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent (which consent shall not be unreasonably withheld), except for non-structural alterations which do not exceed Twenty-Five Thousand Dollars ($25,000) in cost individually or Two Hundred Thousand Dollars ($200,000) cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Any decorative alterations, additions, or improvements to the Property (including, but not limited to, carpet replacement) shall not be included for purposes of calculating the $25,000/$200,000 limitations set forth above."

     13. Partial Damage to Property. (a) Section 7.01(a) of the Lease is amended in its entirety as follows:

           "(a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., the cost to repair the Property is less than 60% of the Property's replacement cost), this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment or improvements."

     (b)   The following is added as a new Section 7.01(d) of the Lease:

           "(d) Landlord shall notify Tenant in writing within thirty (30) days of receipt of notice of damage to the Property of the estimated time to complete the repair of the Property. If the damage to the Property will require more than four (4) months to repair, Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. In the event Landlord elects to repair the Property, but such repair is not completed within four (4) months, Tenant shall be entitled to terminate this Lease upon expiration of the four-month period."

     14.   Taking of Parking. The following is added to Article Eight of the
           Lease:

           "If only a portion of the parking area located on or serving the Property is the subject of a Condemnation, and the Condemnation reduces the number of parking spaces on the Property below 258, Tenant has the right to terminate this Lease by giving notice to Landlord within thirty (30) days after title vests in the condemning authority. Landlord may suspend the effectiveness of Tenant's notice by giving its own notice to Tenant within five (5) days of receipt of Tenant's termination notice that Landlord will provide substitute parking spaces equal to the number taken within two hundred (200) yards of the Property within thirty (30) days of the vesting of title. If Landlord restores the number of taken parking spaces within the thirty (30) days, Tenant's notice of termination shall be nullified and of no force and effect. If Landlord does not restore the number of taken parking spaces within the thirty (30) period, this Lease shall be terminated at the expiration of such thirty (30) day period."

     15. ASSIGNMENT AND SUBLETTING. (a) Section 9.05(a) is amended by adding the following at the end of such Section:

          "Landlord shall notify Tenant in writing within fifteen (15) days of receipt of Tenant's request for consent (and all other information required by this Section 9.05(a)) whether Landlord consents to an assignment or subletting of the Property. If Landlord does not notify Tenant in writing within such 15-day period, Landlord shall be deemed to have consented to such assignment or subletting.

     (b) Section 9.06(b)(i) of the Lease is amended by adding the following at the end of the second sentence:

          "and an amount equal to the straight line amortization with respect to any improvements made to the Property by Tenant prior to the assignment or subletting."

     16.  DEFAULT. Section 10.02(b) is amended in its entirety as follows:

          "(b) If Tenant fails to pay rent or any other charge within ten (10) days of receipt of written notice from Landlord;"

     17. SUBORDINATION. The following shall be added to the end of the first sentence of Section 11.01 of the Lease:

          "("Mortgage"), provided that a Subordination, Attornment and Non-Disturbance Agreement ("SAND Agreement") in form reasonably satisfactory to Tenant is executed, acknowledged and delivered by the mortgagee to Tenant. Tenant shall execute and send to Landlord any such SAND Agreement within ten (10) business days of receipt if the SAND Agreement is acceptable to Tenant or within five (5) days after agreement of the parties to the contents of same."

     18.  ESTOPPEL CERTIFICATES. The following is added as a new Section
11.04(b):

          "(b) Upon Tenant's written request, Landlord shall execute, acknowledge and deliver to Tenant a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed);
          (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Tenant is not in default under this lease (or, if Tenant is claimed to be in default, stating why); and (v) such other representations or information with respect to Landlord or the Lease as Tenant may reasonably request. Landlord shall deliver such statement to Tenant within ten (10) days after Tenant's request."

     19. TENANT'S FINANCIAL CONDITION. Section 11.05 of the Lease is amended in its entirety as

          "Section 11.05 TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord a copy of the financial statements of GT Interactive Software Corporation (Tenant's parent) most recently filed with the U.S. Securities and Exchange Commission. Landlord shall be entitled to request such financial information no more frequently than once in any 12-month period and only if requested by Landlord's lender with respect to the Property."

     20. Landlord's Liability. The following is added to Section 13.02(c) of the Lease:

          "In the event that Landlord assigns this Lease to a purchaser of the Property, such purchaser shall expressly assume all of Landlord's obligations under this Lease, whether arising prior to or after such assignment."

     21.  Notices. The following is added to Section 13.06 of the Lease:

          "Landlord shall also send copies of any notices Landlord sends to Tenant to GT Interactive Software Corporation at:

                          GT Interactive Software Corporation
                                  16 East 40th Street
                                   New York, NY 10016
                                 Attn: David Chemerow"

     22.  Landlord Authority. The following is added to Section 13.10 of the
          Lease:

          "Within thirty (30) days after this Lease is signed, Landlord shall deliver to Tenant a certified copy of a resolution of Tenant's members or managers authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Tenant."

     23. Force Majeure. Section 13.12 of the Lease is amended in its entirety as follows:

          "Section 13.12 FORCE MAJEURE. If Landlord or Tenant cannot perform any of their respective obligations due to events beyond Landlord's or Tenant's control, respectively, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's or Tenant's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, governmental regulation or restriction and weather conditions."

     24.  [Intentionally Omitted.].

     25. Operating Costs. Landlord shall reasonably estimate the Operating Costs (as defined below) with respect to the Property for each calendar year wholly or partially included within the Lease Term and shall send notice of the estimate to Tenant within thirty (30) days after the Term begins for the first Lease year and thereafter at least thirty (30) days before commencement of each subsequent calendar year. The monthly charge for estimated operating costs shall be prorated for any partial month by dividing the operating cost charge by 365 and multiplying the result by the number of days in the partial month for which operating costs are owed. "Operating Costs" shall mean the following:

     (a)  real property taxes payable pursuant to Section 4.02(a) of the Lease;

     (b) personal property taxes payable pursuant to Section 4.02(d) of the Lease;

     (c)  insurance premiums payable pursuant to Section 4.04(c) of the Lease;

     (d) owners' association dues with respect to the office park in which the Property is located;

     (e) a monthly property management fee (the "Property Management Fee") equal to 3.25% of the Base Rent for the first five years of the Lease Term and 3.64% of the Base Rent for the remainder of the Lease Term;

     (f)  costs associated with landscape maintenance for the Property;

     (g) a monthly roof and structural maintenance fee of $.02 per square foot of the building to be constructed on the Property;

     (h) costs associated with maintenance of the elevator to be located on the Property;

     (i) costs associated with maintenance of the HVAC system to be installed in the improvements to be constructed on the Property;

     (j) costs associated with once-a-month sweeping of the parking lot to be located on the Property;

     (k) costs associated with the twice-yearly washing of the exterior windows of the building to be constructed on the Property; and

     (l) repair and maintenance costs with respect to the Property (other than costs associated with roof and structural maintenance and costs associated with defects in the construction of the improvements on the Property).

     Landlord has estimated that the monthly Operating Costs (excluding utility charges) of the initial twelve (12) months of the Lease Term will be between $0.19 and $0.24 per square foot of the building to be constructed on the Property. Tenant shall not be obligated to pay Operating Costs in excess of $0.19 per square foot for the initial twelve (12) months of the Lease Term.

     Not later than sixty (60) days after the expiration of each calendar year included in the Lease Term, Landlord shall submit to Tenant a written statement, in sufficient detail for verification by Tenant, containing the amount of actual Operating Costs for such year and any amounts owed by one party to the other for such year. Tenant or its accountants shall have the right to inspect and audit Landlord's books and records with respect to this Lease once each calendar year during the Lease Term to verify actual Operating Costs. Any overcharge or underpayment of Operating Costs shall be due from one party to the other within thirty (30) days after the amount of the overcharge or underpayment has been fixed.

     Tenant shall pay directly any costs associated with janitorial services (including interior window washing), utilities (electricity, water, sewer and garbage removal), security system and fire alarm monitoring and related fire safety expenses with respect to the Property.

     26. Landlord's Work. Landlord, at its sole cost and expense, shall construct on the Property the following ("Landlord's Work"), as more specifically described on Exhibit C attached to the Lease:

     (a) a building shell (including a finished elevator, three finished stairwells, finished building exterior, a three-ply roof with rigid insulation. Leveler Riviera mini blinds on exterior building windows, code compliant restrooms at core locations, an electrical and elevator machine room, perimeter furring, water to the building and at least one drive-in loading door);

     (b) site work;

     (c) parking areas;

     (d) landscaping;

     (e) fire sprinklers per code;

     (f) a base electrical system with a minimum of 2,000 AMPS 277/480 volt three-phase, four wire switch board; and

     (g) an HVAC system as described in Section 1.1.1 of Exhibit C to the Lease.

     Landlord warrants that Landlord's and Tenant's Work will be completed in accordance with the plans and specifications and shall be free of defect. Landlord shall cause Baugh Construction Company (the general contractor with respect to the improvements to be constructed on the Property) ("Baugh") to obtain the most favorable warranties obtainable from subcontractors performing work with respect to the improvements to be constructed on the Property. No later than December 8, 1997, Landlord shall advise Tenant with respect to the warranties which will be obtained with respect to the roof and structural components of the improvements to be constructed on the Property. Landlord agrees that, in the event any defect in Landlord's or Tenant's Work is discovered during the time period during which an applicable warranty is in effect, Landlord shall promptly cure such breach at Landlord's expense, either by pursuing its remedy against any contractor or subcontractor who performed such work or by undertaking such remedy itself.

     27. Space Planning Allowance. Landlord shall pay Tenant an allowance of $35,000 on the Commencement Date to assist Tenant in defraying the direct and indirect costs of space planning and preparing and providing Tenant's Plans and other construction documentation. Tenant shall be responsible for the cost of space planning and construction drawing in excess of such amount.

     28. Tenant Improvements.

     (a) The leasehold improvements on the Property, together with the base building standard interior items and standard interior finishes provided by Landlord and approved by Tenant will be hereinafter referred to as "Tenant's Work." Such improvements shall include 67% enclosed spaces and/or private offices and 33% open space. No later than December 19, 1997, Tenant shall cause to be prepared and shall furnish to Landlord Building Permit Submittal Documents (i.e., all documents necessary to permit Landlord to make application to the City of Bothell for a building permit with respect to the Tenant's Work). The Building Permit Submittal Documents shall be prepared by duly licensed or registered architects and engineers and shall conform to applicable governmental requirements as to the adequacy of plans and specifications submitted with an application for a building or other construction permit so that such permit may issue.

     (b) Landlord shall review the Building Permit Submittal Documents and shall inform Tenant no later than December 22, 1997 of its requested changes. Upon receipt of Landlord's comments and requested changes, Tenant shall promptly review the requested changes and, if Tenant agrees with such requested changes, make the requested change to the Building Permit Submittal Documents and resubmit same to Landlord for review. If Tenant is not agreeable to Landlord's requested changes, Landlord and Tenant shall negotiate in good faith to resolve the disagreement. Upon agreement to the Building Permit Submittal Documents by Landlord and Tenant, the Building Permit Submittal Documents shall become the Construction Documents.

     (c) If Landlord and Tenant do not agree to the changes to be made to the Building Permit Submittal Documents as provided for in Section 28(b) by December 31, 1997, Tenant has the right, to be exercised by written notice to the Landlord within five (5) business days after the expiration of such time period, to terminate the Lease.

     (d) Upon Landlord's and Tenant's agreement to the Construction Documents, Landlord at its sole cost and expense shall obtain or cause to be obtained all building permits and other governmental approvals which may be required to permit construction of the Tenant's Work in accordance with the Construction Documents and the occupancy thereof for the intended uses.

     (e) Tenant's agreement with respect to the Construction Documents shall not: (i) impose any present or future liability on Tenant; (ii) constitute a waiver of any of Tenant's rights hereunder; (iii) impose additional obligations on Tenant; or (iv) impose on Tenant any responsibility for a design and/or construction defect or fault in the Tenant's Work. Notwithstanding anything to the contrary contained elsewhere in this Lease, the correction of any such defect or fault whenever necessary and whatever involving shall be at Landlord's sole cost and expense without any expense, payment, cost or charge whatever to or contribution by Tenant.

     (f) Tenant shall provide Landlord with five (5) sets of Construction Documents, and Landlord and Tenant shall execute or initial counterparts thereof. The Construction Documents shall be final and shall not be changed by Landlord in any material respect without the prior consent of Tenant which consent shall not be unreasonably withheld.

     (g) Upon establishment of the Construction Documents, Landlord shall promptly commence construction of Tenant's Work and diligently proceed to complete same at its sole cost and expense. Landlord warrants and represents that all portions of the Property will be constructed with new materials. The construction shall be performed by or on behalf of Landlord in a good and workmanlike manner and in compliance with all Laws. Landlord has the entire and sole responsibility to correct any portion(s) of the Tenant's Work which is not in compliance with Laws, all at its sole cost and expense without expense, payment, cost or charge whatever to or contribution by Tenant for causing such compliance. Landlord shall keep Tenant apprised of the progress of construction of Tenant's Work and shall provide Tenant with at least thirty (30) days' advance written notice of the estimated Commencement Date.

     (h) If Tenant requests a change to the Tenant's Work, Landlord shall obtain from Baugh information regarding the cost of such change and the delay in substantial completion, if any, caused by such change order and shall notify Tenant in writing, before executing the change, of the cost thereof or the savings to the Landlord, if any, and the delay in substantial completion, if any, in Tenant's Work caused by the change. Alternatively, Tenant may communicate directly with Baugh in order to obtain the above-described information. If Tenant and Landlord are unable to agree with respect to the delay caused by a change order within two (2) business days of Tenant's receipt of such information, Tenant and Landlord shall promptly select a mutually agreeable architect who shall determine the delay caused by such change order no later than five (5) business days after such architect's selection. Tenant shall then either tell Landlord to proceed with the change order or withdraw it within one (1) business day thereafter. If Tenant does not take any action with respect thereto in that time the change order is deemed withdrawn hereby. The cost of a change order shall be determined by mutual agreement of Landlord and Tenant negotiating the costs and savings in good faith. Payments by Tenant to Landlord for changes that increase the cost of the Tenant's Work shall be made pro rata as such work progresses so long as the relevant materials are installed or are on site Tenant or its representative(s) has inspected and approved the work, appropriate lien waivers from the proper parties furnishing labor, materials, and/or services are provided, and Landlord has submitted an itemized bill. Such payment shall be made within 30 days of receipt of all of the foregoing by Tenant. If the parties agree on the length of the delay necessitated by the change or such delay is determined by an architect as set forth above, the date for substantial completion of Tenant's Work shall be postponed by the length of such delay. If the parties cannot agree, the period of postponement shall be determined by the actual length of delay. However, commencement of payment of rent under the Lease shall not be postponed as a result of any delay caused by a change order.

     (i) During construction of the Tenant's Work, Tenant or its representative(s) may enter upon the Property for purposes of inspecting the Tenant's Work, taking measurements, making plans and installing cabling and a security system without being deemed thereby to have taken possession. Tenant's use of the Property for the purposes herein stated shall be subject to all of the terms, covenants, and conditions of this Lease, except as to commencement of the Term and payment of rent. In exercising its rights under this Section 28(i), Tenant shall not interfere materially with Landlord's construction work on the Property. Tenant has the right to reject any portion(s) of the Tenant's Work which do not meet the requirements of this Lease. If Tenant does reject any portion(s) of the Tenant's Work as nonconforming to the requirements of this Lease, Landlord shall take all necessary corrective measures, including but not limited to replacement of all of such Tenant's Work, at not expense, or cost to Tenant.

     (j) The phrases "substantial completion" or "substantially complete(d)" as used in this Lease shall be deemed to mean the availability of the Property for uninterrupted use and occupancy by Tenant with a minimum of interference by the Landlord which will be indicated by the fact that the following shall have occurred: (i) all Tenant's Work shall have been completed, except for punchlist items, and shall have been inspected and approved by the appropriate authorities, (ii) a temporary or final certificate of occupancy (or the equivalent thereof) has been issued or the City of Bothell has authorized Tenant to assume beneficial occupancy of the Property, (iii) mechanical, plumbing, electrical, conveying and sprinkler systems (installed and tested as per specifications) shall have been completed such that the appropriate services to be rendered by such systems can be and are being supplied and such systems are fully operational, (iv) the entrance and lobby of the building to be constructed on the Property shall have been completed and the means of ingress and egress are not interfered with by any scaffolding, building materials, or other articles, and (v) the parking areas and access roads have been completed.

     (k) Landlord shall complete all punchlist items as expeditiously as possible but in any event within thirty (30) days after substantial completion of Tenant's Work. The punchlist shall be developed by Landlord and Tenant after an inspection of the Property by Landlord and Tenant or their representative(s).

     (l) Except as otherwise provided herein, Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with the Tenant Work.

     29. Clean-Up Expenses. Prior to the commencement of the Move-In Period, Landlord shall thoroughly clean the Property. Landlord shall be responsible for all subsequent cleanup required from construction performed by Landlord or Landlord's contractors, agents and employees. The costs of the cleaning provided by Landlord pursuant to this Section 29 shall not be included in Operating Costs.

     30. No Miscellaneous Charges. Tenant shall not be charged for parking or for the use of electricity, water, HVAC, or security elevators during the performance of the Tenant Work or during the Move-In Period. The HVAC systems for the Property shall be run continuously twenty-four (24) hours per day, seven (7) days per week during the Move-In Period to flush out and purge new finish odors.

     31. TENANT DELAY. The term "Tenant Delay" as used in this Addendum shall mean any delay that Landlord may encounter in the performance of Landlord's obligations under the Lease or this Addendum because of any act or omission of any nature by Tenant or its agents or contractors, including any (a) delay attributable to changes requested by Tenant pursuant to Section 28(h) hereof;
(b) delay attributable to the postponement of any Tenant's Work at the request of Tenant; (c) delay by Tenant in the submission of information or the giving of authorizations or approvals within the time limits set forth in this Addendum; and (d) delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to the Lease or this Addendum. Tenant shall pay all actual out-of-pocket costs and expenses incurred by Landlord which result from any Tenant Delay aggregating more than five (5) days, including, without limitation, any actual costs and expenses attributable to increases in the cost of labor or materials.

     No Tenant Delay shall be deemed to have occurred unless and until Landlord has given written notice to Tenant specifying the action or inaction which Landlord contends constitutes a Tenant Delay. If such action or inaction is not cured within three (3) business days after the Tenant's receipt of such notice, then a Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date Tenant received such notice and continuing for the number of days the substantial completion of the Property was in fact delayed as a direct result of such action or inaction. The June
25, 1998 date set forth in Section 3 of this Addendum shall be extended by the aggregate number of days taken by Tenant to cure any action or inaction as set forth in the preceding sentence.

     32. SIGNAGE. Tenant, at Tenant's sole cost and expense, shall be entitled to install signage including Tenant's names and logo, on and in the improvements to be constructed on the Property, including on the roof line, main entrances, the walls of elevator lobbies and on entrance doors. Tenant may elect to install more than one sign on the improvements or Property and on more than one side of the building to be constructed on the Property. All such signage shall be subject to City of Bothell approval.

     33. LANDLORD REPRESENTATIONS AND WARRANTIES. To induce Tenant to execute the Lease and this Addendum, and in consideration of the other representations and warranties of Landlord contained in the Lease and this Addendum, Landlord warrants and represents that as of the date of execution of the Lease and as of the Commencement Date:

     (a)  Landlord is the owner in fee simple of the Property;

     (b) Landlord has good and marketable title to the Property, there are no liens, easements, restrictions or encumbrances upon the Property that will prohibit, restrict or adversely affect Tenant's use and occupancy of the Property or the intended use of the rights granted to Tenant in this Lease;

     (c) There are no restrictions or impediments imposed by laws (including applicable zoning and building ordinances) that would prevent Tenant from using the Property for the uses and in the manner contemplated by this Lease, or from using the parking facilities and access roads;

     (d) This Lease, the Property, and the improvements constructed thereon prior to the Commencement Date shall not violate the provisions of laws or of any instrument executed by the Landlord or any other instrument that places any restrictions or burdens on the Property;

     (e) Landlord has obtained all necessary easements for access and utilities and these are appurtenant to the Property; and

     (f) Landlord has full right and lawful authority to enter into and perform Landlord's obligations under this Lease for the full Lease Term.

     34. Extension Option. Tenant shall have the right to extend this Lease for one (1) additional period of five (5) years (the "Option"), upon the same terms and conditions of this Lease as are provided for the initial ten-year Lease Term except that Base Rent shall be adjusted to equal ninety-five percent (95%) of the then current fair market rental rate of the Property. To exercise the Option, Tenant must give notice to Landlord that Tenant is exercising the Option at least nine (9) months before the initial ten-year Lease Term expires. If Landlord and Tenant are unable to agree upon the Base Rent for the Option period within sixty (60) days after Tenant's exercise of the Option, Landlord and Tenant shall mutually select an MAI appraiser who shall determine the fair market rental rate for the Property (taking into account, among other things, the quality and age of the tenant improvements located on the Property and the quality, location and age of the Property and its improvements) no later than thirty (30) days after such appraiser's selection. If Landlord and Tenant are unable to agree upon an appraiser within twenty (20) days of expiration of the 60-day period, Landlord and Tenant shall each select an MAI appraiser, which appraisers shall mutually select a third MAI appraiser and such third appraiser shall perform the appraisal.

                      [This space intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth above.

                           Landlord:

                           M.V. 1997, AN L.L.C., a Washington limited liability company

                           By /s/ [illegible]
                           ----------------------------------

                             Its member
                             --------------------------------

                           Tenant:

                           HUMONGOUS ENTERTAINMENT, INC., a
                           Washington corporation

                           By /s/ Shelley M. Day
                           ----------------------------------

                             Its President/CEO
                             --------------------------------

STATE OF WASHINGTON    )
                       )ss.
COUNTY OF KING         )

     On this 24th day of November, 1997, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Shelley Day, to me known to be the person who signed as President & CEO of HUMONGOUS ENTERTAINMENT, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that she was duly elected, qualified and acting as said officer of the corporation, that she was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF if have hereunto set my hand and official seal the day and year first above written.


                                        /s/ Teddi R. Hosman
                                        _______________________________________
                                        (Signature of Notary)

                                        Teddi L. Hosman
                                        _______________________________________
                                        (Print or stamp name of Notary)

                                        NOTARY PUBLIC in and for the State
                                        of Washington, residing at Bothell, WA
                                        My appointment expires: 10/8/98



STATE OF WASHINGTON    )
                       )ss.
COUNTY OF KING         )

     On this 24th day of November, 1997, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Jack Martin, to me known to be the person who signed as Member of M.V. 1997, An L.L.C., the limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and on oath stated that __________ was authorized to execute said instrument on behalf of the limited liability company.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.



[NOTARY SEAL]                           /s/ Susan C. Leitzke
                                        _______________________________________
                                        (Signature of Notary)

                                        Susan C. Leitzke
                                        _______________________________________
                                        (Print or stamp name of Notary)

                                        NOTARY PUBLIC in and for the State
                                        of Washington, residing at BELLVUE.
                                        My appointment expires: 08-02-98.

                             1ST AMENDMENT TO LEASE
------------------------------------------------------------------------------

DATED NOVEMBER 24, 1997 BETWEEN MV 1997, L.L.C. (LANDLORD) AND HUMONGOUS ENTERTAINMENT (TENANT).

THE BASE RENT SCHEDULE AS OUTLINED IN "ADDENDUM TO INDUSTRIAL REAL ESTATE LEASE"
SECTION 2 SHALL HEREBY BE AMENDED TO BE AS FOLLOWS:


MONTH OF LEASE TERM                          BASE RENT PER MONTH
-------------------                          -------------------
1 through 6                                  Sixty-Nine Thousand Two Hundred Fifty-Nine
                                             and No/100 Dollars ($69,259.00)

7 through 12                                 Seventy-Two Thousand-Six Hundred Ninety-
                                             Nine and No/100 Dollars ($72,699.00)

13 through 60                                Seventy-Six Thousand One Hundred Thirty-
                                             Four and No/100 Dollars ($76,134.00)

61 through 120                               Eight-Five Thousand One Hundred Thirty-
                                             Four and No/100 Dollars ($85,134.00)


AGREED AND ACCEPTED

LANDLORD:                          TENANT:

MV 1997, L.L.C.                    HUMONGOUS ENTERTAINMENT

By:  illegible                     By: /s/ Shelley Day
   ----------------------             --------------------------
Its: MEMBER                        Its: PRESIDENT
    ---------------------              -------------------------
Date: 9 JAN. 1998                  Date: 10/15/97
     --------------------               ------------------------